Exhibit 99.1

                 PMC-Sierra Reports Second Quarter 2006 Results

     SANTA CLARA, Calif.--(BUSINESS WIRE)--July 20, 2006--PMC-Sierra, Inc. (Nasdaq:PMCS):

     --   Q2 Net Revenues: $ 118.8 million

     -- Q2 Non-GAAP Net Income: $ 19.4 million or $0.09 per share (fully diluted)

     --   Q2 GAAP Net Loss: $ (31.3) million or $(0.15) per share

     PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the second quarter ending July 2, 2006.
     Net revenues in the second quarter of 2006 were $118.8 million, an increase of 35% compared with $87.8 million in the first quarter of 2006 and 66% higher than in the second quarter of 2005. Net revenues in the second quarter of 2006 included: (i) $8.8 million in revenue from the previously announced acquisition of Passave Inc., which closed on May 4, 2006; and (ii) a full three months of revenue from the acquisition of the Avago storage semiconductor business compared with only one month of revenue from this acquisition in the first quarter of 2006.
     Net income in the second quarter of 2006 on a non-GAAP basis was $19.4 million (non-GAAP diluted earnings per share of $0.09) compared with non-GAAP net income of $16.3 million (non-GAAP diluted earnings per share of $0.08) in the first quarter of 2006. GAAP net loss in the second quarter of 2006 was $31.3 million (GAAP loss per share of $0.15) compared with GAAP net loss in the first quarter of 2006 of $14.3 million (GAAP loss per share of $0.08). Non-GAAP net income for the second quarter excludes: (i) $20.5 million charge for in-process R&D and a $9.9 million amortization of purchased intangible assets associated with the purchases of Passave and the Avago storage semiconductor business; (ii) $5.7 million in adjustments and acquisition costs included in the Cost of Revenue related to the Passave and Avago acquisitions; (iii) $9.4 million in stock-based compensation expenses; and (iv) $3.2 million to write down an investment in a private company.
     For a full reconciliation of GAAP net loss to non-GAAP net income, please refer to the schedule on page 7 of this release. The Company believes the addition of non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
     "In the second quarter, we successfully integrated the Avago storage semiconductor business into PMC's operations and we also closed the acquisition of Passave Inc., the leader in Fiber To The Home semiconductor solutions," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "And our Enterprise Storage business showed strength in the second quarter as the Fibre Channel transition from 2Gb/s to 4Gb/s has accelerated."

     Company announcements in Q2 2006 and subsequent include:

     -- PMC-Sierra wins Gold Medal supplier award from Huawei: PMC announced it received a prestigious Gold Medal Supplier Award from Huawei Technologies, China's leading telecommunications equipment company, for the superior service and support that PMC provides to its customer. PMC-Sierra is a key supplier to Huawei and has provided semiconductor devices and solutions to Huawei's datacom, next-generation networks, wireless, and optical transport business segments.

     -- Carrier Class Multi-Service Residential Gateway Solution: PMC announced an enhanced residential gateway platform to enable carrier-grade services into the digital home. The solution is based on PMC-Sierra's new VoIP-enabled Multi-Service Processor family, the MSP7120 for ADSL2+ and the MSP7130 for Passive Optical Networks and VDSL. These System-on-Chip products provide the basis for delivery of IPTV, VoIP and multimedia services. The MSP7100 gateway platform delivers 180,000 packets-per-second IP forwarding to support high-bandwidth broadband access such as VDSL2 and Fiber To The Home.

     --   Stand-alone VDSL2 Analog Front End: PMC announced an Analog Front End
          (AFE) for VDSL2 and ADSL2+ customer premises equipment. The highly integrated CMOS device is a stand-alone VDSL2 AFE that allows equipment manufacturers to quickly bring to market VDSL2 modem or residential gateway products. VDSL2 technology allows Service Providers to offer significantly faster and more robust broadband connections to support the deployment of IPTV and other advanced IP services.

     -- Security-enabled 1Ghz System-on-Chip: PMC announced its first System-on-Chip solution featuring standards-based integrated hardware security. The SoC incorporates a high-performance scalable 600 MHz to one GHz E9000 MIPS-based processor with integrated security in hardware and is targeted at Small Medium Business network attached storage, mid-range VPN routers and security appliances, and printer/imaging systems.

     -- Fiber To The Home Access Acquisition: On May 4th 2006, PMC-Sierra announced that it had completed the acquisition of Passave, Inc., a leading developer of system-on-chip semiconductor solutions for the Fiber To The Home (FTTH) semiconductor market. Passave's semiconductor solutions enable Service Providers to offer voice, video and data at up to 1Gbps over Passive Optical Networking (PON) equipment. The Passave product line includes system-on-chip solutions for Optical Line Terminals for the Central Office as well as Optical Network Terminals and Optical Network Units solutions for residential termination equipment.

     Second Quarter 2006 Conference Call

     Management will review the second quarter 2006 results and provide guidance for the third quarter of 2006 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 20, 2006. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2693 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 9967412). A replay of the webcast will be available for five business days.

     Third Quarter 2006 Conference Call

     PMC-Sierra is planning on releasing its results for the third quarter of 2006 on October 19th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the fourth quarter of 2006.

     Safe Harbor Statement

     This press release may contain forward-looking statements, which are subject to risks and uncertainties. Actual results may differ from projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times and customer concentration, and uncertainties relating to the impact on PMC-Sierra's business from the purchase of Avago's storage semiconductor business and the acquisition of Passave. The Company does not undertake any obligation to update the forward-looking statements.

     About PMC-Sierra

     PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers and customer premises equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.
     (C) Copyright PMC-Sierra, Inc. 2006. All rights reserved. PMC is a registered trademark of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                              (unaudited)


                           Three Months Ended       Six Months Ended
                    -------------------------------------------------
                       Jul 2,    Apr 2,    Jul 3,    Jul 2,    Jul 3,
                        2006      2006      2005      2006      2005

Net revenues        $118,780  $ 87,781  $ 71,541  $206,561  $137,652

Cost of revenues      43,519    26,625    21,372    70,144    40,993
                     --------  --------  --------  --------  --------
  Gross profit        75,261    61,156    50,169   136,417    96,659


Other costs and
 expenses:
  Research and
   development        41,344    33,749    29,456    75,093    60,872
  Selling, general
   and administrative 26,883    19,593    13,466    46,476    26,470
  Amortization of
   purchased
   intangible assets   9,934     2,110         -    12,044         -
  In-process research
   and development    20,500    14,800         -    35,300         -
  Restructuring costs
   and other charges       -      (738)    7,606      (738)    8,474
                     --------  --------  --------  --------  --------
(Loss) income from
 operations          (23,400)   (8,358)     (359)  (31,758)      843

Other income
 (expense):
 Interest income, net  1,267     3,566     2,502     4,833     5,187
 Foreign exchange
  (loss) gain         (3,378)       13       512    (3,365)      (78)
 Loss on
  extinguishment of
  debt and
  amortization of
  debt issue costs      (242)     (242)        -      (484)   (1,634)
 (Loss) gain on
   investments        (3,118)    1,849         -    (1,269)    1,439
                     --------  --------  --------  --------  --------
(Loss) income before
 provision for
 income taxes        (28,871)   (3,172)    2,655   (32,043)    5,757

Provision for income
 taxes                (2,388)  (11,161)   (2,126)  (13,549)   (1,951)
                     --------  --------  --------  --------  --------
Net (loss) income   $(31,259) $(14,333) $    529  $(45,592) $  3,806
                     ========  ========  ========  ========  ========

Net (loss) income
 per common share -
 basic              $  (0.15) $  (0.08) $   0.00  $  (0.23) $   0.02

Net (loss) income
 per common share -
 diluted            $  (0.15) $  (0.08) $   0.00  $  (0.23) $   0.02

Shares used in per
 share calculation -
 basic               203,067   187,218   183,386   195,143   182,789
Shares used in per
 share calculation -
 diluted             203,067   187,218   188,305   195,143   188,492


As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                           PMC-Sierra, Inc.
    Reconciliation of GAAP net (loss) income to Non-GAAP net income
             (in thousands, except for per share amounts)
                              (unaudited)

                        Three Months Ended        Six Months Ended
                   ----------------------------- -------------------
                    Jul 2,    Apr 2,    Jul 3,    Jul 2,    Jul 3,
                    2006 (1)  2006 (2)  2005 (3)  2006 (4)  2005 (5)

GAAP net (loss)
 income            $(31,259) $(14,333) $    529  $(45,592) $  3,806

Included in Cost of
 revenues:
  Stock-based
   compensation         448       423         -       871         -
  Acquisition-
   related costs      5,676     3,273         -     8,949         -

Included in Other
 costs and
 expenses:
  Stock-based
   compensation       9,000     5,478       215    14,478       215
  Acquisition-
   related costs          -       222         -       222         -
  Amortization of
   intangible
   assets             9,934     2,110         -    12,044         -
  In-process
   research and
   development       20,500    14,800         -    35,300         -
  Restructuring
   costs and other
   charges                -      (738)    7,606      (738)    8,474
  Elimination of
   provision              -         -      (900)        -      (900)

Included in Other
 income (expense):
  Loss on
   extinguishment
   of debt                -         -         -         -     1,618
  Loss (Gain) on
   investments        3,118    (1,849)        -     1,269    (1,439)
  Foreign exchange
   (gain) loss on
   Canadian taxes     3,295      (113)     (522)    3,182       188

Included in
 Provision for
 income taxes :
  Recovery of prior
   year income
   taxes                  -         -         -         -      (998)
  Withholding and
   other taxes on
   repatriation of
   funds                  -     7,036         -     7,036         -
  Income tax effect
   of above items    (1,307)       38       315    (1,269)      165
                    --------  --------  --------  --------  --------
Non-GAAP net
 income            $ 19,405  $ 16,347  $  7,243  $ 35,752  $ 11,129
                    ========  ========  ========  ========  ========

Non-GAAP net income
 per share -
 diluted           $   0.09  $   0.08  $   0.04  $   0.17  $   0.06

Shares used to
 calculate non-GAAP
 net income per
 share - diluted    214,600   196,674   188,305   205,637   188,492


Non-GAAP adjustments

(1) $9.4 million stock-based compensation expense; $5.4 million purchase accounting adjustment to inventory and $0.3 million in additional acquisition-related contractor costs included in Cost of revenues; $9.9 million amortization of purchased intangible assets and a $20.5 million charge for in-process research and development from the purchase of Passave, Inc.; $3.2 million write-down of an investment net of a $0.1 million gain on sale of an investment; $3.3 million foreign exchange loss on Canadian taxes; and $1.3 million income tax effect of these non-GAAP adjustments.

(2) $5.9 million stock-based compensation expense; $3.5 million acquisition-related costs comprised of a $2.8 million purchase accounting adjustment to inventory and $0.5 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, general and administrative expenses; $2.1 million amortization of purchased intangible assets and a $14.8 million charge for in-process research and development from the purchase of the Avago Storage Semiconductor Business; $0.7 million net reduction in restructuring comprised of $2.3 million reversal of provision for excess facilities and $1.6 million additional severance; $1.8 million net gain on sale of investments; $0.1 million foreign exchange gain on Canadian taxes; $7.0 million withholding and other taxes on repatriation of funds; and the income tax effect of these non-GAAP adjustments.

(3) $0.2 million amortization of deferred stock compensation; $7.6 million restructuring costs including $6.6 million for workforce reduction and $1.0 million for asset write-downs; $0.9 million reversal of provision for doubtful accounts receivable; $0.5 million foreign exchange gain on Canadian taxes and $0.3 million income tax effect related to these non-GAAP adjustments.

(4) $15.3 million stock-based compensation expense; $9.2 million acquisition-related costs comprised of a $8.2 million purchase accounting adjustments to inventory and $0.8 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, general and administrative expenses; $12.0 million amortization of purchased intangible assets and $35.3 million in charges for in-process research and development from the purchases of Passave and the Avago Storage Semiconductor Business; $0.7 million net reduction in restructuring comprised of $2.3 million reversal of provision for excess facilities and $1.6 million additional severance; $1.3 million net loss on investments including a $3.2 million write-down, offset by $1.9 million gains on sales of investments; $3.2 million foreign exchange loss on Canadian taxes; $7.0 million withholding and other taxes on repatriation of funds; and the income tax effect of these non-GAAP adjustments.

(5) $0.2 million amortization of deferred stock compensation; $8.5 million restructuring costs including $7.5 million for workforce reduction and $1.0 million for asset write-downs; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of property and investments, $1.0 million reversal of state income tax; $0.2 million foreign exchange loss on Canadian taxes, and $0.2 million income tax effect relating to these non-GAAP adjustments.



                           PMC-Sierra, Inc.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                   Jul 2,     Dec 31,
                                                    2006       2005

ASSETS:
Current assets:
 Cash and short-term investments                $  232,326  $ 627,476
 Accounts receivable, net                           52,657     31,799
 Inventories, net                                   33,312     14,046
 Prepaid expenses and other current assets          29,376     13,630
                                                 ----------  ---------
  Total current assets                             347,671    686,951

Other investments and assets                         8,464     16,390
Property and equipment, net                         21,042     10,981
Goodwill                                           390,897      7,907
Intangible assets, net                             243,623      5,575
Deposits for wafer fabrication capacity              5,145      5,145
                                                 ----------  ---------
                                                $1,016,842  $ 732,949
                                                 ==========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                               $   30,712  $  21,507
 Accrued liabilities                                52,043     40,619
 Income taxes payable                               38,321     32,050
 Deferred income taxes                               2,408      1,037
 Accrued restructuring costs                        10,805     15,233
 Deferred income                                    12,487     11,004
                                                 ----------  ---------
  Total current liabilities                        146,776    121,450

2.25% Senior convertible notes due
 October 15, 2025                                  225,000    225,000
Deferred taxes and other tax liabilities            43,162     29,090

PMC special shares convertible into 2,099
 (2005 - 2,459) shares of common stock               2,732      3,362

Stockholders' equity
 Capital stock and additional paid in capital    1,210,329    919,055
 Accumulated other comprehensive income              1,166      1,723
 Accumulated deficit                              (612,323)  (566,731)
                                                 ----------  ---------
  Total stockholders' equity                       599,172    354,047
                                                 ----------  ---------
                                                $1,016,842  $ 732,949
                                                 ==========  =========


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                 Six Months Ended
                                               ---------------------
                                                  Jul 2,     Jul 3,
                                                   2006       2005

Cash flows from operating activities:
 Net (loss) income                             $ (45,592) $   3,806
 Adjustments to reconcile net (loss) income
  to net cash (used in) provided by operating
  activities:
   Stock-based compensation                       15,349          -
   Depreciation and amortization                  18,246      5,805
   In-process research and development            35,300          -
   Impairment of purchased intangible assets           -        538
   Loss on extinguishment of debt                      -      1,618
   Loss (gain) on investments                      1,243     (1,255)
   Gain on disposal of property and equipment          -       (184)
   Changes in operating assets and liabilities:
    Accounts receivable                          (13,151)    (5,155)
    Inventories                                   (4,988)     1,111
    Prepaid expenses and other current assets    (16,588)    (1,070)
    Accounts payable and accrued liabilities      (2,158)    (2,452)
    Income taxes payable                          13,019      1,780
    Accrued restructuring costs                   (4,428)     2,193
    Deferred income                                1,483        432
                                                ---------  ---------
     Net cash (used in) provided by operating
 activities                                       (2,265)     7,167
                                                ---------  ---------

Cash flows from investing activities:
 Acquisition of businesses, net of cash
  acquired                                      (413,781)         -
 Purchases of short-term available-for-sale
  investments                                          -    (82,389)
 Proceeds from sales and maturities of short-
  term available-for-sale investments            181,450    141,084
 Purchases of long-term available-for-sale
  investments in bonds and notes                       -    (10,231)
 Proceeds from sales and maturities of long-term
  available-for-sale investments in bonds and
  notes                                                -     44,760
 Purchases of investments and other assets             -     (2,000)
 Proceeds from sale of investments and other
  assets                                           5,440        734
 Proceeds from refund of wafer fabrication
  deposits                                             -      1,634
 Purchases of property and equipment              (3,977)    (2,666)
 Proceeds from sale of property                        -      2,604
 Purchase of intangible assets                    (1,747)    (1,530)
                                                ---------  ---------
     Net cash (used in) provided by investing
      activities                                (232,615)    92,000
                                                ---------  ---------

Cash flows from financing activities:
Repurchase of convertible subordinated notes           -    (70,177)
Proceeds from issuance of common stock            20,793     12,715
                                                ---------  ---------
     Net cash provided by (used in) financing
      activities                                  20,793    (57,462)
                                                ---------  ---------

Net (decrease) increase in cash and cash
 equivalents                                    (214,087)    41,705
Cash and cash equivalents, beginning of the
 period                                          405,566    121,276
                                                ---------  ---------
Cash and cash equivalents, end of the period   $ 191,479  $ 162,981
                                                =========  =========


     CONTACT: PMC-Sierra, Inc.
              Alan Krock, 408-988-1204
              or
              David Climie, 408-988-8276
              or
              Susan Shaw, 408-988-8515